Exhibit 10.29

                     THIRD AMENDED AND RESTATED FACULTATIVE
                         QUOTA SHARE REINSURANCE TREATY


         This Third Amended and Restated Facultative Quota Share Reinsurance Agreement, executed on June ___, 2006 and effective as of July 1, 2006, is between XL Financial Assurance Ltd., a Bermuda company (herein referred to as the "Reinsurer"), and XL Capital Assurance Inc., a New York financial guaranty insurance corporation (herein referred to as the "Ceding Company").

                                   WITNESSETH,

         WHEREAS, the Ceding Company and the Reinsurer are parties to a Facultative Quota Share Reinsurance Treaty dated as of October 6, 1999 as amended and restated by an Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of June 22, 2001 and as further amended and restated by an Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of May 1, 2004, as amended (collectively, the "Original Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Agreement in the manner, and on the terms and conditions herein provided;

         NOW THEREFORE, in consideration of the mutual covenants of this Third Amended and Restated Facultative Quota Share Reinsurance Agreement (the "Facultative Quota Share Reinsurance Agreement"), and good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties agree as follows:

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                                    ARTICLE I

            BUSINESS COVERED; REPRESENTATION OF REINSURER; COMMISSION

1.1 The Ceding Company agrees to cede and the Reinsurer agrees to accept, under the terms of this Facultative Quota Share Reinsurance Agreement, Policies hereafter issued on behalf of the Ceding Company. Cessions made to the Reinsurer hereunder shall be effected by way of quota share reinsurance, whereby the Reinsurer shall accept and reinsure, up to 75% on a quota share basis or such alternative basis as the parties may mutually agree Liabilities in respect of each Policy ceded pursuant to the terms of this Facultative Quota Share Reinsurance Agreement.

1.2 Such cessions shall apply to all Policies of financial guaranty insurance and surety insurance which have been submitted to Reinsurer in accordance with the provisions of Article II hereof.

1.3 As a material condition of this Facultative Quota Share Reinsurance Agreement, the Reinsurer hereby agrees during the duration of this Facultative Quota Share Reinsurance Agreement to write only Policies of insurance of the type as would be permitted under Article 69 of the Insurance Laws of the State of New York.

1.4 The ceding commissions shall be thirty percent (30%) of Gross Net Premiums Written (or such percentage on an arm's length basis) unless otherwise specified in the Reinsurance Memorandum (as hereinafter defined).

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1.5               Once during any four year period the Reinsurer sustains
cumulative losses under this Facultative Quota Share Reinsurance Agreement in excess of $450 million, the Ceding Company agrees that with respect to those Policies the premium of which is to be paid on an installment basis ("Installment Premium") it will pay the Reinsurer an additional premium with respect to such ceded Policies of 0.25 times such Installment Premium

1.6 The Ceding Company shall pay to the Reinsurer the Gross Net Premiums Written after first deducting the ceding commission and U.S. Federal Excise Tax.

                                   ARTICLE II

                       ACCEPTANCE OF FACULTATIVE CESSIONS

2.1 Within 30 days of the issuance of any Policy, the Ceding Company shall submit (i) all cessions in respect of such Policy to the Reinsurer for acceptance hereunder pursuant to a reinsurance memorandum (the "Reinsurance Memorandum") in substantially the same form of Exhibit A; and (ii) a transaction information summary in substantially the same form of Exhibit B; annexed to this Facultative Quota Share Reinsurance Agreement. The Reinsurer may, but shall not be required to, accept cessions delivered more than 30 days after the issuance of the related Policy. All such submissions shall contain such information about the Policy to be reinsured as the Reinsurer may reasonably require.

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2.2               Subject to Section 2.1 hereof, the Reinsurer shall accept any cession presented by the Ceding Company with an underlying investment grade rating. The Reinsurer shall acknowledge each cession hereunder by providing the Ceding Company with a copy of the Reinsurance Memorandum for that particular risk signed by a duly authorized representative of the Reinsurer. The Reinsurer shall return the signed Reinsurance Memorandum as soon as practicable.

                  Once the risk has been ceded by the Ceding Company as herein provided, the Reinsurer shall be bound to provide coverage under this Facultative Quota Share Reinsurance Agreement in accordance with the terms and conditions of the underlying Policy, unless the terms and conditions of coverage with respect to the particular risk relating to such Policy are modified in the Reinsurance Memorandum pertaining to that risk. The Reinsurer's Liabilities in respect of each such Policy shall attach as of the effective date of the Policy, unless the Reinsurance Memorandum provides for a different date. Unless otherwise provided by the Reinsurance Memorandum, the Reinsurer shall assume the designated portion or amount of principal or other obligation insured under the Policy, any interest or premium on such amount assumed and a pro rata share of Loss Expenses and Loss Adjustment Expenses Paid.

                  The share of the Reinsurer in the interests and liabilities of the Policies covered by this Facultative Quota Share Reinsurance Agreement shall be separate and apart

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from the shares of any other reinsurers assuming such risks. The Reinsurer's obligation pursuant to this Facultative Quota Share Agreement shall be several and not joint with any such other reinsurer and in no event shall the Reinsurer participate in the interests and liabilities of such other reinsurers.

2.3 Notwithstanding Sections 2.1 and 2.2 hereof to the contrary, the Ceding Company and the Reinsurer may agree to substitute mutually acceptable underwriting criteria and standards for the procedures set forth in Sections 2.1 and 2.2.

                                   ARTICLE III

                                    TERRITORY

                  This Facultative Quota Share Reinsurance Agreement shall apply to the Policies issued by the Ceding Company covering risks worldwide.

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                                   ARTICLE IV

                                      TERM

4.1 This Facultative Quota Share Reinsurance Agreement shall apply to any Policy issued by the Ceding Company which is ceded to the Reinsurer pursuant to the terms of Article II hereof and which becomes effective on or after the date hereof, subject to termination by mutual consent, or by either party hereto upon at least sixty (60) days' prior notice, at any time.

4.2               Should one party at any time:

(a)               become insolvent, or

(b) fail to maintain the minimum capital and surplus requirements as determined under the laws of the Ceding Company's domicile jurisdiction, or

(c)               file a petition in bankruptcy, or

(d)               be the subject of liquidation or rehabilitation proceeding, or

(e)               have a receiver appointed, or

(f) be acquired or controlled by any other insurance company or organization which is not controlled by XL Capital Ltd,

the other party shall have the right to immediately terminate this Facultative Quota Share Reinsurance Agreement by giving notice in writing to the first party.

4.3 In the event of the severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between Bermuda and the United States of America as a result of war, currency regulations,

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or any circumstances arising out of political, financial or economic emergency, either party may immediately terminate this Facultative Quota Share Reinsurance Agreement by giving notice in writing to the other party.


4.4 In the event of the termination of this Facultative Quota Share Reinsurance Agreement, Reinsurer shall continue to be liable for Liabilities in respect of Policies in force which have been ceded pursuant to the terms of Article II hereof and with respect to which notice of occurrence, claim or circumstances which may give rise to a claim is given by the insured to the Ceding Company prior to natural expiration or termination date of such Policies ceded to the Reinsurer under this Facultative Quota Share Reinsurance Agreement.

                                    ARTICLE V

                               NET RETAINED LINES

5.1               [Reserved]

5.2 The amount of the Reinsurer's liability hereunder in respect of any Loss shall not be increased by reason of the inability of the Ceding Company to collect from any other reinsurers, whether specific or general, any amounts which may have became due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

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5.3               It is understood and agreed that recoveries by the Ceding
Company from other third party reinsurance (except political risk reinsurance and catastrophe excess reinsurance which shall inure to the benefit of the Reinsurer) shall be entirely disregarded for all purposes of this Facultative Quota Share Reinsurance Agreement and shall inure to the sole benefit of the Ceding Company as expressly set forth in the Reinsurance Memorandum.

                                   ARTICLE VI

                                     REPORTS

6.1 Within thirty (30) days following the end of each month in which there is any activity in respect of a Policy covered under a Reinsurance Memorandum, the Ceding Company shall furnish to the Reinsurer monthly accounts of business ceded showing all Gross Net Premiums Written, ceding commissions, Losses Paid and Loss Expenses Paid, and salvage and recoveries on losses due to the Reinsurer. The net balance due shall be payable by the debtor party within fifteen (15) business days after the report is furnished. If the Reinsurer shall dispute the amount owing by the debtor party as set forth in the report, the debtor party nevertheless shall pay the amount in dispute to the creditor party as provided in this paragraph pending resolution of the dispute as provided in this Agreement.

6.2               If the Reinsurer is required to post security pursuant to
Article XVIII, the quarterly report shall include the amount of security required. At the Company's sole option, the Company may provide a written report of the estimate of the amount of such security

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required, which shall be based upon an estimate of the results of the second and fourth quarters of each year prior to the due date of the quarterly report for such quarters. Provided that the Reinsurer receives such estimate report at least thirty (30) days prior to the end of such quarter, the Reinsurer shall provide the Ceding Company with the security required by Article XVIII no later than the last day of such quarter. If the estimate varies materially from the actual amount of security required as reported in the quarterly report for that quarter, the Ceding Company and the Reinsurer shall take such steps necessary to adjust the amount of the security within thirty (30) days of the Reinsurer's receipt of the report.

                                   ARTICLE VII

                                     OFFSET

                  In the event of insolvency of any party hereto, any offset permitted under this paragraph will be in accordance with and to the extent permitted under the provisions of Section 7427 of the New York Insurance Law. Subject to the foregoing, each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Facultative Quota Share Reinsurance Agreement or under any other agreement heretofore or hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become

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due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as Ceding Company or as Reinsurer, in which each party acted under the agreement or, if more than one, the different agreements involved.

                                  ARTICLE VIII

                                   SUBROGATION

8.1 The Ceding Company hereby agrees to enforce such subrogation rights as it may obtain by virtue of payments made under the Policies, but in case it shall refuse or neglect to do so, Reinsurer is hereby authorized and empowered to bring any appropriate action to enforce such rights.

8.2 All subrogation recoveries, other recoveries, salvage or payments made subsequent to the settlement of Losses hereunder shall be applied as if made before such settlement and all necessary adjustments to that and shall be made as soon as practicable.

8.3 Reinsurer shall have the right, before the happening of an occurrence, to waive its right of subrogation.

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                                   ARTICLE IX

                           LOSSES AND LOSS ADJUSTMENT

9.1 The Ceding Company, in its discretion, shall adjust, investigate, settle, defend or compromise all claims and losses. All costs and expenses incurred in connection therewith, excepting overhead expenses of the Ceding Company, shall be borne by the Ceding Company and the Reinsurer as Loss Expenses Paid in proportion to their respective Liabilities hereunder and shall include outside legal, loss accounting, loss auditing, or other services not a part of the ordinary servicing function provided by the Ceding Company, but shall not include salaries or expenses of persons employed by the Ceding Company in an administrative or supervisory capacity, nor for ordinary office expenses of the Ceding Company. A pro-rata portion of such Loss Expenses Paid shall be recoverable hereunder in addition to limits.

9.2 The Reinsurer shall have the right, at its own expense and upon prior written notice to the Ceding Company, to become associated in any suit or litigation which is the subject of this Facultative Quota Share Reinsurance Agreement with counsel of their own choice.

9.3 In the event of a Loss payable hereunder exceeding $2,500,000 (on a 100% basis), the appropriate proportion of such Loss shall be paid by the Reinsurer immediately upon request from the Ceding Company; otherwise Losses shall be carried to account as provided in Article VI.

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                                    ARTICLE X

                        OVERSIGHTS, ERRORS AND OMISSIONS

                  Inadvertent delays, errors or omissions made in connection with this Facultative Quota Share Reinsurance Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                   ARTICLE XI

                                      TAXES

11.1 The Ceding Company shall be liable for all taxes on premiums paid on the Policies except U.S. Federal Excise Tax.

                  For any portion of the Reinsurer's proportionate share of the premium due to the Reinsurer pursuant to Section 1.6 hereof which is subject to U.S. Federal Excise Tax, the Ceding Company shall act as the withholding agent and remit such tax to the United States Internal Revenue Service and withhold, for U.S. Federal Excise Tax purposes, the applicable U.S. federal excise tax due with respect to Gross Net Premiums Written paid on policies of insurance and reinsurance that cover risks wholly or partly paid within the United States.

11.2              The Ceding Company reserves the right to withhold the U.S.
Federal Excise Tax in the future for any subsequent reinsurance transactions entered into by the Ceding Company with the Reinsurer, to the extent the U.S; Federal Excise Tax is applicable.

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                                   ARTICLE XII

                               FOLLOW THE FORTUNES

                  The Reinsurer's liability shall attach simultaneously with that of the Ceding Company, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Facultative Quota Share Reinsurance Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, the exact proportion of premiums paid to the Ceding Company without any deductions for brokerage, and to the same modifications, alterations and cancellations, as the respective Policies of the Ceding Company to which such reinsurance relates, the true intent of this Facultative Quota Share Reinsurance Agreement being that the Reinsurer shall, in every case to which this Facultative Quota Share Reinsurance Agreement applies and in the proportion specified herein, follow the fortunes of the Ceding Company, and the Reinsurer shall be bound, without limitation, by all payments and settlements entered into by the Ceding Company in good faith.


                                  ARTICLE XIII

                                    CURRENCY

13.1 Where (i) the obligation ceded to the Reinsurer denominated in a foreign currency and (ii) the amount ceded is such that the Ceding Company's applicable limit of liability for the cession is based on the currency exchange rate in effect on the Policy effective date, the Reinsurer's Proportionate Share of Ceded Par shall

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be calculated by converting the Reinsurer's limit of liability using the currency exchange rate specified in and in effect on the effective date of the applicable Reinsurance Memorandum, and the Ceding Company shall be entitled to its Proportionate Share of premiums and liable for its Proportionate Share of Losses and Loss Expenses based on such calculation notwithstanding any subsequent changes in the currency exchange that would result in the Ceding Company's limit of liability being exceeded, the intent being that the Ceding Company shall bear the currency exchange rate risk for its proportionate share in all cases.

13.2 In all cases, the rate of exchange used by the Ceding Company in connection herewith shall be either (i) the rate published or distributed by a recognized financial publication or a recognized financial service or (ii) the rate agreed upon by the Ceding Company and the insured.


                                   ARTICLE XIV

                                   INSPECTION

                  The Reinsurer or its duly accredited representatives shall have the right to inspect and copy the books and records of the Ceding Company relative to the Policies being reinsured hereunder at all reasonable times and shall have reasonable access to personnel of the Ceding Company for the purpose of obtaining information concerning this Facultative Quota Share Reinsurance Agreement or the subject matter thereof. At the request of the Reinsurer, Ceding Company shall use its best efforts to make available such books, records and

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personnel. Any information obtained pursuant to this Article XIV shall be held in confidence and used only in furtherance of the transactions contemplated hereby, provided, however, that nothing herein shall be deemed to prohibit disclosure to any regulatory authority as may be required under applicable law or regulations.


                                   ARTICLE XV

                                   ARBITRATION

15.1 Any dispute or other matter in question arising between the parties out of or relating to the interpretation, performance, or breach of this Facultative Quota Share Reinsurance Agreement, whether such dispute arises before or after termination of this Facultative Quota Share Reinsurance Agreement, shall be settled by arbitration under Article 75 of New York Civil Practice Law and Rules. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

15.2 Each party shall appoint an individual as arbitrator, and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or retired officers of insurance or reinsurance

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companies; the arbitrators shall not have personal or financial interest in the result of the arbitration.

15.3 The arbitration hearings shall be held in New York. Each party shall submit its case to the arbitrators within a reasonable time after the selection of the third arbitrator or as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

15.4 Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

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                                   ARTICLE XVI

                                  GOVERNING LAW

                  This Facultative Quota Share Reinsurance Agreement shall be governed by and construed in accordance with the internal laws of New York, without giving effect to the principles of conflicts of laws thereof.


                                  ARTICLE XVII

                                    RESERVES

17.1 Reinsurer hereby agrees to establish reserves for the Policies being reinsured under this Facultative Quota Share Reinsurance Agreement in accordance with the requirements of Article 69 of the New York Insurance Law.

17.2 Reinsurer hereby further agrees to comply with those provisions of Article 69 of the New York Insurance Law in order to permit the Ceding Company to take credit on its statutory financial statements for the reinsurance being provided by the Reinsurer under this Facultative Quota Share Reinsurance Agreement under Section 6906(a)(1) of the New York Insurance Law.


                                  ARTICLE XVIII

                  CREDIT FOR REINSURANCE; REINSURANCE SECURITY

18.1 The Reinsurer shall take all steps necessary to comply with all applicable laws and regulations so as to permit the Ceding Company to obtain full credit for the reinsurance provided by this Facultative Quota Share Reinsurance Agreement

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in all applicable jurisdictions, including, without limitation, compliance with
Section 6906 of the New York Insurance Law, to the extent credit is not otherwise available under applicable law or regulations. It is understood and agreed that any term or condition required by such law or regulation to be included in this Facultative Quota Share Reinsurance Agreement for the Ceding Company to receive financial credit for the reinsurance provided by this Facultative Quota Share Reinsurance Agreement shall be deemed to be incorporated in this Facultative Quota Share Reinsurance Agreement by reference.

18.2 Where required by applicable law in order for the Ceding Company to take financial credit for the reinsurance provided by this Facultative Quota Share Reinsurance Agreement, the Ceding Company shall be entitled to withhold from the Reinsurer as security for the payment of the latter's obligations, an amount herein called the "Deposit". The Deposit shall equal the Reinsurer's share of Losses and Loss Expenses Paid of the Ceding Company but not recovered from the Reinsurer and outstanding and incurred but not reported Loss, Unearned Premium Reserves and contingency reserves.

                  The Deposit shall be adjusted monthly to equal Losses and Loss Expenses Paid of the Ceding Company but not recovered from the Reinsurer and the unearned premium, contingency and outstanding and incurred but not reported Loss reserves, calculated on the basis of the requirements of applicable law, corresponding to the Reinsurer's proportionate share.

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                  At any time after default or anticipatory default by the
Reinsurer of payments owing to the Ceding Company under this Facultative Quota Share Reinsurance Agreement, the Ceding Company may appropriate so much of the Deposit as may be required to eliminate the default. Until the Deposit has been utilized in such manner, interest thereon shall be credited to the Reinsurer monthly at the lesser of (a) the prime rate charged by Citibank, N.A. or its successor (the "Prime Rate") on the applicable date or (b) the same interest rate payable on the first six-month U.S. Treasury Bill issued during each quarter.

                  The Ceding Company may at its discretion, instead of taking any part of the Deposit, require payment of any sum in default, and it shall be no defense to any such claim that the Ceding Company might have had recourse to the Deposit.

                  Upon termination of this Facultative Quota Share Reinsurance Agreement the Deposit shall be adjusted monthly to reflect cessions in force pursuant to Section 4.4 of this Facultative Quota Share Reinsurance Agreement.

18.3 A Letter of Credit and/or a Trust Account may be substituted or combined with the Deposit. Should such substitution be made, notwithstanding any other provisions of this Facultative Quota Share Reinsurance Agreement, the Letter of Credit and/or Trust Account may be drawn upon by the Ceding Company at any time to fund the Deposit or for any amounts due from the Reinsurer under this Facultative Quota Share Reinsurance Agreement to the extent permitted by applicable law and the following provisions. If so used, the Reinsurer shall otherwise not be liable for the same amount.

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                  The Ceding Company and the Reinsurer agree that the Deposit,
Letter of Credit and/or Trust Account will be in such form and held in such manner so as to allow the Ceding Company to take financial credit for the reinsurance provided by this Facultative Quota Share Reinsurance Agreement, and also allow, if possible, the Reinsurer to treat the Deposit as an admitted asset in accordance with applicable law.

18.4 If the Reinsurer elects to substitute a Letter of Credit for the Deposit, the following provisions shall apply to the Reinsurer:

(1) The Reinsurer shall provide to the Ceding Company a clean, unconditional, irrevocable Letter of Credit with the Ceding Company as the beneficiary covering the recoverables that otherwise would be covered by the Deposit. The Letter of Credit shall be issued or confirmed by a qualified bank (as defined in Section 79.1(e) of the New York Insurance Regulations (Regulation 133), and shall be in a form that complies with all applicable requirements of regulatory authorities having jurisdiction over the Ceding Company. If the issuing or confirming bank, if applicable, shall cease to meet such requirements during the term of the Letter of Credit, the Reinsurer shall replace such Letter of Credit with one complying with the provision of this sub-section upon the earlier of the stated expiration, next extension or renewal date, or modification or amendment of the Letter of Credit. Within thirty (30) days of the Reinsurer's receipt of monthly account reports pursuant to Article VI:

         (a) if the Reinsurer's share of the obligations under this Agreement shall exceed the then existing balance of the Letter of Credit made available, the Reinsurer shall secure delivery to the Ceding Company of an amendment to the Letter of Credit

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         increasing the amount of the Letter of Credit available by the amount of such difference, or

         (b) if the Reinsurer's share of the obligations under this Agreement shall be less than the balance of the Letter of Credit available on the accounting date, the Ceding Company shall release such excess credit by agreeing to an amendment to the Letter of Credit, reducing the amount of the Letter of Credit available by the amount of such excess credit.

(2) The Reinsurer and the Ceding Company agree that the Letter of Credit provided by the Reinsurer pursuant to this Facultative Quota Share Reinsurance Agreement may be drawn upon at any time, notwithstanding any other provisions in this Facultative Quota Share Reinsurance Agreement, and shall be utilized by the Ceding Company or its successors in interest only for one or more of the following:

         (a) to reimburse the Ceding Company for the Reinsurer's share of premiums returned to the owners of Policies reinsured under this Facultative Quota Share Reinsurance Agreement on account of cancellations of such Policies;

         (b) to reimburse the Ceding Company for the Reinsurer's share of Losses and Loss Expenses Paid of the Ceding Company for the Reinsurer's share of Losses and Loss Expenses Paid of the Ceding Company pursuant to the provisions of the Policies reinsured by this Facultative Quota Share Reinsurance Agreement;

         (c) to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company's liabilities for Policies ceded under this Facultative Quota Share Reinsurance Agreement; such amount

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         shall include, but not be limited to, amounts for policy reserves, claims and Losses incurred, unearned premium and contingency reserves;

         (d) where the Ceding Company has received notification of the non-renewal of the Letter of Credit, such Letter of Credit has not been replaced by the Reinsurer with a new letter of credit complying with the requirements of subparagraph (1) of this Section 18.4 and the Reinsurer's entire obligations under this Facultative Quota Share Reinsurance Agreement remain unliquidated and undischarged ten (10) days prior to such Letter of Credit's expiration date, to obtain a cash deposit equal to such obligations and deposit such amounts in a separate account, in the name of the Ceding Company, in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in this paragraph of this Facultative Quota Share Reinsurance Agreement as may remain executory after obtaining the cash deposit and for any period after such expiration date; provided, however, that where the amounts held in such separate account exceed the actual amount required to fund the Reinsurer's entire obligations under this Facultative Quota Share Reinsurance Agreement, the Ceding Company shall make payment to the Reinsurer of the excess amount; and

         (e) to pay any other amounts the Ceding Company claims are due under this Facultative Quota Share Reinsurance Agreement. All of the foregoing shall be applicable without diminution because of insolvency on the Ceding Company or the Reinsurer.

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(3)      The Ceding Company shall credit to the Reinsurer quarterly interest on the Amounts drawn from the Letter of Credit and held pursuant to paragraph (2)(c) or (d) of this subsection above at the lesser of the Prime Rate or the same interest rate payable on the first six-month U.S. Treasury Bill issued during each quarter.

18.5 If the Reinsurer elects to substitute a trust account for the Deposit, the following provisions shall apply to the Reinsurer:

(1) The Reinsurer shall enter into a trust agreement and establish a trust account (the "Trust Account") for the benefit of the Ceding Company, covering the recoverables that otherwise would be covered by the Deposit. The trustee of the Trust Account (the "Trustee") and the trust agreement shall comply with all applicable requirements of regulatory authorities having jurisdiction over the Ceding Company. Within fifteen
         (15) days of the Reinsurer's receipt of the monthly accounts current required by Article VI of this Facultative Quota Share Reinsurance Agreement or an estimate by the Ceding Company of the premium and loss amount due pursuant to Article VI, whichever is received by the Reinsurer earlier, the Reinsurer shall adjust the assets held in the Trust Account so that the market value of such assets meets or exceeds the amounts in such report and provide a certification to the Ceding Company of such fact.

(2) The assets deposited in the trust account shall be valued according to their current fair market value, and shall consist only of cash (United State legal tender), certificates of deposit issued by a United States bank and payable in United States legal tender and investments of the types specified in section 1404(a) (1), (2), (3),

         (8) and (10) of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer of the Ceding Company.

(3) Prior to depositing assets with the Trustee, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

(4) All settlements of account between the Ceding Company and the Reinsurer shall be made in cash or its equivalent.

(5) The Reinsurer and the Ceding Company agree that the assets in the trust account, established pursuant to this provision of this Facultative Quota Share Reinsurance Agreement, may be withdrawn by the Ceding Company at any time, notwithstanding any other provisions in this Facultative Quota Share Reinsurance Agreement and shall be utilized and applied by the Ceding Company or its successor in interest, without diminution because of insolvency of the part of the Ceding Company or the Reinsurer, only for the following purposes:

         (a) to reimburse the Ceding Company for the Reinsurer's share of premiums returned to the owners of Policies reinsured under this Facultative Quota Share Reinsurance Agreement on account of cancellations of such Policies;

         (b) to reimburse the Ceding Company for the Reinsurer's share of Losses and Loss Expenses that are paid by the Ceding Company pursuant to the provisions of the Policies reinsured under this Agreement;

         (c) to fund an account with the Ceding Company in amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company's liabilities for Policies ceded under this Facultative Quota Share Reinsurance Agreement; such account shall include, but not be limited to, amounts for Policy reserves, claims and Losses incurred, unearned premium and contingency reserves; and

         (d) to pay any other amounts the Ceding Company claims are due under this Facultative Quota Share Reinsurance Agreement.

(6) The Reinsurer has the right to seek approval from the Ceding Company to withdraw from the aforementioned trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided that:

         (a) the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value at least equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount; or

         (b) after such withdrawal and transfer, the market value of the trust account is not less than 102 percent of the required amount. The Ceding Company shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

(7) The Ceding Company shall return any amount withdrawn in excess of the actual amounts required for in Sections 18.5(5) (a), (b) and (c), or in the case of Section 18.5(5) (d), any amounts that are subsequently determined not to be due.

(8) The Ceding Company shall credit quarterly to the Reinsurer interest on the amounts drawn from the Trust Account and held pursuant to Section 18.5(5) (c) at the lesser of the Prime Rate or the same rate of interest payable on the first six-month U. S. Treasury Bill issued during each quarter.


                                   ARTICLE XIX

                                   INSOLVENCY

19.1 In the event of the insolvency of the Ceding Company and the appointment of a liquidator, receiver, conservator or statutory successor, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Ceding Company as a result of claims allowed against the Ceding Company by any court of competent jurisdiction or any liquidator, receiver, conservator or statutory successor having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims.

19.2 Payments by the Reinsurer as above set forth shall be made directly to the Ceding Company or to its liquidator, receiver, conservator or statutory successor, except as provided by subsection (a) of section 4118 of the New York Insurance

Laws or except (a) where this contract specifies another payee in the event of the insolvency of the Ceding Company, and (b) the Reinsurer with the consent of the direct insureds have assumed such policy obligations of the Ceding Company as their direct obligations to the payees under such Policies, in substitution for the obligations of the Ceding Company to such payees.

19.3 In the event of the insolvency of the Ceding Company, the liquidator, receiver, conservator or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Ceding Company on the Policy or Policies reinsured within as reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.


                                   ARTICLE XX

                                    SURVIVAL

                  The last paragraph of Article IV and Articles VI through XXIV shall survive the termination of this Facultative Quota Share Reinsurance Agreement.

                                   ARTICLE XXI

                                     NOTICE

                  All notices (including, without limitation, notices of cancellation or amendments to Policies), requests, demands, approvals and other communications under this Facultative Quota Share Reinsurance Agreement shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (a) upon actual delivery if presented personally or sent by prepaid telegram or telex or by facsimile transmission and (b) three (3) business days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

                  If to Ceding Company:

                  XL Capital Assurance Inc.
                  1221 Avenue of the Americas, 31st Floor
                  New York, New York 10020
                  Attn: Corporate Secretary
                  Fax: (212) 478-3579

                  If to Reinsurer:
                  XL Financial Assurance Ltd.
                  XL House
                  One Bermudiana Road
                  Hamilton HM11
                  1.1.   Bermuda

                  Attention:  Surveillance
                  Fax: (441) 296-4351

                                  ARTICLE XXII

                                   DEFINITIONS

(A) The term "Business" as used in this Facultative Quota Share Reinsurance Agreement shall mean the financial guaranty and surety Policies as described in Article I.

(B) The term "Policy" or "Policies" as used in this Facultative Quota Share Reinsurance Agreement shall mean with respect to the Ceding Company, any and all binders, certificates, policies, contracts of insurance and retrocessions (including, without limitation, retrocessions with respect to the Ceding Company's reinsurance of risks insured by XL Capital Assurance (U.K.) Limited, a subsidiary of the Ceding Company), accepted or held covered provisionally or otherwise subject to this Facultative Quota Share Reinsurance Agreement.

(C) The term "Liabilities" as used in this Facultative Quota Share Reinsurance Agreement means any and all liabilities and obligations, including Losses, assessments and policy dividends, arising out of or relating to the Policies, including, without limitation, Liabilities in Excess of Policy Limits, net of collateralization required by any regulatory authority, and exclusive of investment and acquisition costs and underwriting expenses.

(D) The term "Loss" as used in this Facultative Quota Share Reinsurance Agreement shall mean actual Loss sustained by the Ceding Company. Any salvages and all other recoveries, except reinsurance recoveries, shall be deducted from such Loss to arrive at the amount of Liability, if any, attaching hereunder.

(E) The term "Gross Net Premiums Written" as used in this Facultative Quota Share Reinsurance Agreement shall mean direct written premiums less any premiums paid to third party reinsurers by XLCA and return premiums and cancellations.

(F) The term "Unearned Premium Reserve" as used in this Facultative Quota Share Reinsurance Agreement shall mean the premium represented by the unexpired portion of the Policy in force as of any specified date.

(G) The term "Losses Paid" as used in this Facultative Quota Share Reinsurance Agreement shall mean losses paid less recoveries for salvage and subrogation.

(H) The term "Loss Expenses Paid" as used in this Facultative Quota Share Reinsurance Agreement shall mean all court costs, fees and expenses; fees for service of process; fees to attorneys; cost of undercover operative and detective services; fees of independent adjusters or attorneys for investigation or adjustment of claims beyond initial investigation, cost of employing experts for preparation of reports, photographs, diagrams, chemical or physical analysis or for advice, opinion or testimony concerning claims under investigation or in litigation; costs for legal transcripts of testimony taken at coroner's inquests, criminal or civil proceedings; costs for copies of any public records; costs of depositions and court reported or recorded statements; and any other similar fees; cost or expense reasonably chargeable to the investigation, negotiation, settlement or defense of a claim or loss or to the protection and perfection of the subrogation rights of any insured covered by a Policy reinsured hereunder.

(I) The term "Liability in Excess of Policy Limits" as used in this Facultative Quota Share Reinsurance Agreement means liability in excess of the limit of the Ceding Company's original Policy, such Loss in excess of the limit having been incurred because of, but not limited to, failure by the Ceding Company to settle within the Policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured of the Ceding Company or in the preparation or prosecution of an appeal consequent upon such action or failure of the Ceding Company to pay any claim when due or improper denial by the Ceding Company of coverage. Notwithstanding any application of the foregoing definition herein, in no event shall coverage for any Liability in Excess of Policy Limits be provided to the extent that such coverage is not permitted under New York law pursuant to any provision of this Facultative Quota Share Reinsurance Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Facultative Quota Share Reinsurance Agreement to be signed by their duly authorized representatives.

Signed in New York, New York
as of this __ day of ____, 2006

                                               XL CAPITAL ASSURANCE INC.
                                                 as Ceding Company

                                               By:___________________________
                                                  Name:
                                                    Title:

                                               Witness:______________________



And Signed in Hamilton, Bermuda
as of this ___ day of  ____, 2006


                                               XL FINANCIAL ASSURANCE LTD.
                                                 as Reinsurer

                                               By:
                                                  Name:
                                                  Title:

                                               Witness:

                                    EXHIBIT A
                             REINSURANCE MEMORANDUM
                                     FOR AN
                             INDIVIDUAL RISK CESSION
                                    UNDER THE
                        FACULTATIVE REINSURANCE AGREEMENT
                                     BETWEEN
                            XL CAPITAL ASSURANCE INC.
                                       AND
                           XL FINANCIAL ASSURANCE LTD


REINSURANCE MEMORANDUM NO.

ISSUER:

ISSUE:

POLICY NUMBER:

EFFECTIVE DATE:

TOTAL PRINCIPAL INSURED BY COMPANY:

TOTAL PRINCIPAL CEDED TO REINSURER:


GROSS PREMIUM:

GROSS FACULTATIVE PREMIUM CEDED:

CEDING COMMISSION:

The cession evidenced by this Reinsurance Memorandum shall be subject to all the terms and conditions contained in the Facultative Quota Share Reinsurance Agreement between the parties, which the undersigned here by acknowledge as being an agreement between and binding upon the undersigned. By signing this Reinsurance Memorandum, XL Financial Assurance Ltd expressly acknowledges and agrees that all conditions to its acceptance of this cession have been met.

SUBMITTED BY:                                        ACCEPTED BY:
XL CAPITAL ASSURANCE INC.                            XL FINANCIAL ASSURANCE LTD

BY:                                                  BY:

NAME:                                                NAME:

TITLE:                                               TITLE:

DATE:                                                DATE:

                                    EXHIBIT B
                             TRANSACTION INFORMATION
                        ATTACHED TO AND FORMING PART OF A
                             REINSURANCE MEMORANDUM
                                    UNDER THE
                        FACULTATIVE REINSURANCE AGREEMENT
                                     BETWEEN
                            XL CAPITAL ASSURANCE INC.
                                       AND
                           XL FINANCIAL ASSURANCE LTD.


---------------------
POLICY NUMBER:
---------------------------------------------------------------
LEGAL NAME:
---------------------------------------------------------------
TRANCHE NAME:
---------------------------------------------------------------
CREDIT NAME:
---------------------------------------------------------------
CREDIT NUMBER:
---------------------------------------------------------------
TEAM LEADER:
---------------------------------------------------------------

---------------------------------------------------------------
GENERAL INFORMATION
---------------------------------------------------------------
XL RATING TRIGGER (Y/N):
---------------------------------------------------------------
BUSINESS AREA:
---------------------------------------------------------------
BUSINESS TYPE:
---------------------------------------------------------------
XL CATEGORY:
---------------------------------------------------------------
SECTOR CODE:
---------------------------------------------------------------
SECTOR DESCRIPTION:
---------------------------------------------------------------
CUSIP NUMBER:
---------------------------------------------------------------
CONTRACT TYPE:
---------------------------------------------------------------
MARK-TO-MARKET (Y/N):
---------------------------------------------------------------
MARKET (PRIMARY/SECONDARY):
---------------------------------------------------------------
AVERAGE LIFE:
---------------------------------------------------------------
ACTUAL CLOSE DATE:
---------------------------------------------------------------
FIRST CALL DATE:
---------------------------------------------------------------
EXPECTED MATURITY:
---------------------------------------------------------------
LEGAL MATURITY:
---------------------------------------------------------------
STATE:
---------------------------------------------------------------
COUNTRY:
---------------------------------------------------------------
SINGLE RISK CATEGORY:
---------------------------------------------------------------
SELLER/SERVICER:
---------------------------------------------------------------
SELL./SERV. RATING:
---------------------------------------------------------------

---------------------------------------------------------------
XLCA 100% PRICING
---------------------------------------------------------------
PAR AMOUNT:
---------------------------------------------------------------
DEBT SERVICE (P&I):
---------------------------------------------------------------
COUPON RATE:
---------------------------------------------------------------
CURRENCY:
---------------------------------------------------------------
FX RATE:
---------------------------------------------------------------
PREMIUM RATE (BPS):
---------------------------------------------------------------
AGP PREMIUM:
---------------------------------------------------------------
12 MONTH NPE:
---------------------------------------------------------------
EST. CURRENT YEAR NPE:
---------------------------------------------------------------
S&P CAP CHARGE:
---------------------------------------------------------------
CC BASIS AADS OR PAR:
---------------------------------------------------------------
CREDIT GAP:
---------------------------------------------------------------
ROE:
---------------------------------------------------------------

---------------------------------------------------------------
ACCOUNTING INFORMATION
---------------------------------------------------------------
PREMIUM TIMING
(INSTALLMENT/UPFRONT)
---------------------------------------------------------------
DATE OF FIRST PREMIUM TO BE RECEIVED
BY XLCA
---------------------------------------------------------------
PREMIUM PAYMENT DATE (EX. FIRST OF
THE MONTH, 15TH, ETC)
---------------------------------------------------------------
PREMIUM-DAY BASIS (EX. 30/360)
---------------------------------------------------------------

---------------------------------------------------------------
RATING
---------------------------------------------------------------
XL                                                                SHADOW (Y/N)
--------------------------------------------------------------------------------
S&P
--------------------------------------------------------------------------------
MOODY'S
--------------------------------------------------------------------------------
FITCH
--------------------------------------------------------------------------------